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                                                                 Exhibit (23)(c)

            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the following Registration Statements and in the related Prospectuses of CMS Energy Corporation:

      (1) Registration Statements (Form S-3 No. 333-125553, No. 333-52560, No. 333-27849, No. 333-37241, No. 333-74958, No. 333-45556) of CMS
            Energy Corporation;

      (2) Registration Statement (Form S-4 No. 33-60007 and No. 33-55805) of CMS Energy Corporation;

      (3) Registration Statements (Form S-8 No. 333-32229 and No. 333-58686) pertaining to the CMS Energy Corporation Performance Incentive Stock Plan and Executive Stock Option Plan, respectively, and

      (4) Registration Statement (Form S-8 No. 333-76347) pertaining to the Employee Savings and Incentive Plan of Consumers Energy Company;

of our Report of Independent Auditors dated February 10, 2006 relating to the financial statements of Jorf Lasfar Energy Company S.C.A. which appears in the CMS Energy Corporation Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young

Casablanca, Morocco
February 22, 2006